As filed with the Securities and Exchange Commission on October 28, 1999.
                                                   Registration No. 33-_________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                               ------------------

                           COMTREX SYSTEMS CORPORATION
               (Exact name of issuer as specified in its charter)

        Delaware                        7373                            22-2353604
(State of incorporation)    (Primary Standard Industrial    (I.R.S. Employer Identification No.)
                               Classification Number)

               102 Executive Drive, Moorestown, New Jersey, 08057
                    (Address of Principal Executive Offices)

                          ----------------------------
               COMTREX SYSTEMS CORPORATION 1999 STOCK OPTION PLAN
                            (Full title of the plan)
                          ----------------------------

                           JEFFREY C. RICE, President
                           COMTREX SYSTEMS CORPORATION
                               102 Executive Drive
                          Moorestown, New Jersey 08057
                                 (856) 778-0090
            (Name, address and telephone number of agent for service)
                          -----------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
                                                                Proposed               Proposed
Title of                                                        maximum                maximum
Securities                                                      offering               aggregate            Amount of
to be                               Amount to be                price per              offering             Registration
Registered                          Registered(1)               share(2)               price                Fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock,
Par value $.001                     200,000 shares              $1.0625                $212,500.00          $59.08
-------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), this Registration Statement includes such additional shares of Common Stock as may be issuable by virtue of the anti-dilution provisions of the 1999 Stock Option Plan.

(2) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee. The price is based upon the average high and low prices of the Common Stock as reported on the NASDAQ SmallCap Market on October 22, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.           PLAN INFORMATION*

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
                  INFORMATION *

- - - - - - - - - - - - - - - - - - - - - - -

* Information required in Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended, is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Comtrex Systems Corporation
(the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by this reference and made a part hereof:

         (a)  Annual Report of Form 10-KSB for the year ended March 31, 1999.

         (b) Proxy Statement in connection with the Registrant's 1999 Annual Meeting of Shareholders.

         (c) Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1999.

         (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-18 (File No. 2-97898-NY), including any amendment or report filed for the purposes of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not  applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not  applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law authorizes and permits, subject to the conditions and limitations set forth therein, indemnification of officers, directors and other persons. Pursuant to this statutory provision, the by-laws of the Company provide, within such limits, for broad indemnification of such persons when acting on behalf of the Company. In addition, the Company has purchased insurance to indemnify officers and directors against liabilities that may result from such capacities and from their actions in connection therewith. The indemnification thus provided may protect officers and directors from liabilities arising under the Securities Act of 1933 (the "Act").

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The following Exhibits are filed with this Registration Statement or, as indicated, incorporated by reference:

      Exhibit No.       Description
      ----------        -----------

         4.1 Certificate of Incorporation, as amended, of the Registrant (incorporated by reference to the exhibits to the Registrant's Form 8-K filed with the Securities and Exchange Commission on May 16, 1989).

         4.2 Bylaws of the Registrant, as amended (incorporated by reference to the exhibits to the Registrant's Form 8-K filed with the Securities and Exchange Commission on May 16, 1989).

         4.3 Specimen Common Stock share certificate (incorporated by reference to the exhibits to the Registrant's Form 8-K filed with the Securities and Exchange Commission on May 16, 1989).

         5.1 Opinion of Archer & Greiner, P.C. as to legality of securities to be registered (filed herewith).

         23.1 Consent of Archer & Greiner, P.C., included in their opinion as Exhibit 5.1.

      Exhibit No.       Description
      -----------       -----------

         23.2 Consent of Drucker, Math & Whitman, P.C. (filed herewith).

         24.1           Powers of Attorney (contained on signature page).

         99.1           Comtrex Systems Corporation 1999 Stock Option Plan
                        (filed herewith).

ITEM 9.  UNDERTAKINGS

         (a) The Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Moorestown, New Jersey, on this 25th day of October, 1999.


                           COMTREX SYSTEMS CORPORATION
                           (Registrant)

                           By:  /s/ Jeffrey C. Rice
                              -----------------------------
                                Jeffrey C. Rice, President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey C. Rice as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                              Capacity                            Date
---------                                              --------                            ----
/s/ Jeffrey C. Rice                                    Chief Executive Officer,            October 25, 1999
--------------------------------                       President and Director
Jeffrey C. Rice                                        (Principal executive
                                                       officer)

/s/ Lisa J. Mudrick                                    Vice President of Finance           October 25, 1999
--------------------------------                       and Administration (Principal
Lisa J. Mudrick                                        financial officer)

/s/ Sidney Dworkin                                     Chairman of the Board and           October 25, 1999
--------------------------------                       Director
Sidney Dworkin

Signature                                              Capacity                            Date
---------                                              --------                            ----

/s/ Larry Irwin                                        Director                            October 25, 1999
---------------------------
Larry Irwin

/s/ Nathan I. Lipson                                   Director                            October 25, 1999
---------------------------
Nathan I. Lipson

/s/ Anthony S. Maladra                                 Director                            October 25, 1999
---------------------------
Anthony S. Maladra

/s/ Steven D. Roberts                                  Director                            October 25, 1999
---------------------------
Steven D. Roberts

/s/ Alan G. Schwartz                                   Director                            October 25, 1999
---------------------------
Alan G. Schwartz


                                  EXHIBIT INDEX



Exhibit No.     Description                                            Page No.
-----------     -----------                                            --------

    5.1         Opinion of Archer & Greiner, P.C. as to legality
                of securities to be registered.                          R-10

   23.1         Consent of Archer & Greiner, P.C., included in
                their opinion as Exhibit 5.1.                            R-10

   23.2         Consent of Drucker, Math & Whitman, P.C.                 R-11

   24.1         Powers of Attorney (contained on signature page).      R-7, R-8

   99.1         Comtrex Systems Corporation 1999 Stock Option
                Plan.                                                    R-12